Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated December 1, 2022, and each included in this Post-Effective Amendment No. 195 to the Registration Statement (Form N-1A, File No. 33-65572) of USAA Mutual Funds Trust (the "Registration Statement").

We also consent to the incorporation by reference of our reports dated September 28, 2022, with respect to the financial statements and financial highlights of USAA Aggressive Growth Fund, USAA Capital Growth Fund, USAA Growth & Income Fund, USAA Growth Fund, USAA High Income Fund, USAA Income Fund, USAA Income Stock Fund, USAA Intermediate-Term Bond Fund, USAA Money Market Fund, USAA Science & Technology Fund, USAA Short-Term Bond Fund, USAA Small Cap Stock Fund, and USAA Value Fund (each a series of the USAA Mutual Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended July 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

November 28, 2022